UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or Other Jurisdiction of Incorporation)

11-3209278

(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, NY 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated December 29, 2025 (the “Merger Agreement”), by and among Flushing Financial Corporation, a Delaware corporation (“Flushing”), OceanFirst Financial Corp., a Delaware corporation (“OceanFirst”), and Apollo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of OceanFirst (“Merger Sub”).

Effective as of June 1, 2026 (the “Closing Date”), Flushing consummated its previously announced transaction with OceanFirst (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, (a) Merger Sub merged with and into Flushing (the “First-Step Merger”) at the effective time (the “Effective Time”), with Flushing continuing as the surviving entity, (b) immediately following the First-Step Merger, OceanFirst caused Flushing to merge with and into OceanFirst, with OceanFirst continuing as the surviving corporation (the “Second-Step Merger” and together with the First-Step Merger, the “Mergers”). On the day immediately following the Closing Date, Flushing Bank, a New York-chartered non-member bank and, prior to the Second-Step Merger, a wholly-owned subsidiary of Flushing (“Flushing Bank”), will merge with and into OceanFirst Bank, National Association, a national banking association and a wholly-owned subsidiary of OceanFirst (the “Bank”), with the Bank continuing as the surviving bank (the “Surviving Bank” and such merger, the “Bank Merger”).

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of Flushing (“Flushing Common Stock”) issued and outstanding immediately prior to the Effective Time, subject to certain exceptions, was converted into the right to receive 0.85 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of OceanFirst (“OceanFirst Common Stock” and such consideration, the “Merger Consideration”). At the Effective Time, holders of Flushing Common Stock also became entitled to receive cash in lieu of fractional shares of OceanFirst Common Stock.

Treatment of Flushing Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each outstanding restricted stock unit award (each, a “Flushing RSU Award”) granted under the Flushing Financial Corporation 2014 Omnibus Incentive Plan or the Flushing Financial Corporation 2024 Omnibus Incentive Plan (collectively, the “Flushing Stock Plan”) that was not an Assumed Flushing RSU Award (as defined below), became fully vested and was cancelled and converted into the right to receive (a) a number of shares of OceanFirst Common Stock equal to the product of (i) the number of shares of Flushing Common Stock subject to such Flushing RSU Award immediately prior to the Effective Time (assuming achievement of the target level of performance for any Flushing RSU Award that was subject to performance-based vesting conditions for which the applicable performance period had not ended as of the Effective Time and the actual level of performance achieved for any Flushing RSU Award that was subject to performance-based vesting conditions for which the applicable performance period had ended prior to the Effective Time), multiplied by (ii) the Exchange Ratio, and (b) an amount in cash equal to the accrued dividend equivalent payments (if any) with respect to such Flushing RSU Award.

Pursuant to the Merger Agreement, each outstanding Flushing RSU Award granted under the Flushing Stock Plan after December 29, 2025, including any such Flushing RSU Award that was subject to performance-based vesting conditions (each, an “Assumed Flushing RSU Award”), was, at the Effective Time, converted into a service-based restricted stock unit award of OceanFirst (each, an “OceanFirst RSU Award”), subject to the same terms and conditions applicable to such Assumed Flushing RSU Award immediately prior to the Effective Time, including with respect to service-based vesting conditions, “double-trigger” change in control accelerated vesting, and dividend equivalents, but not any performance conditions or performance-based vesting. The number of shares of OceanFirst Common Stock subject to each OceanFirst RSU Award equaled the product of (a) the number of shares of Flushing Common Stock subject to such Assumed Flushing RSU Award immediately prior to the Effective Time (assuming, in the case of any Assumed Flushing RSU Award that was subject to performance-based vesting, that performance was achieved at the target level of performance), multiplied by (b) the Exchange Ratio.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The total number of shares of OceanFirst Common Stock issuable as Merger Consideration (including with respect to the converted Flushing restricted stock awards as described above) is approximately 29.30 million shares of OceanFirst Common Stock. The issuances of shares of OceanFirst Common Stock in connection with the Mergers were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-293282) filed by OceanFirst with the Securities and Exchange Commission (the “SEC”) on February 6, 2026, as amended on February 23, 2026, and declared effective by the SEC on February 25, 2026 (the “S-4 Registration Statement”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Closing Date, Flushing notified The Nasdaq Stock Market LLC (“Nasdaq”) of the closing of the Mergers and requested that Nasdaq (i) suspend trading of Flushing Common Stock after the close of trading on June 1, 2026, (ii) withdraw Flushing Common Stock from listing on Nasdaq and (iii) file with the SEC a notification on Form 25 of delisting of Flushing Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading in Flushing Common Stock was suspended after the close of trading on June 1, 2026. Flushing Common Stock will be delisted from Nasdaq upon the effectiveness of the Form 25.

Additionally, OceanFirst, as successor to Flushing, intends to file with the SEC as promptly as possible a certification on Form 15 requesting the termination of registration of Flushing Common Stock under Section 12(g) of the Exchange Act and the suspension of Flushing’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modifications to Rights of Security Holders.

At the Effective Time, each holder of a certificate or book-entry share representing any shares of Flushing Common Stock ceased to have any rights with respect thereto, except the right to receive the consideration described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, all of the directors of Flushing ceased serving in their capacity as directors of Flushing. In addition, all of the officers of Flushing, including all Section 16 executive officers, ceased serving in their capacity as officers of Flushing.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 29, 2025, by and among Flushing Financial Corporation, OceanFirst Financial Corp. and Apollo Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of Flushing Financial Corporation’s Form 8-K filed with the SEC on January 5, 2026 (File No. 001-33013))*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.
(as successor by merger to Flushing Financial Corporation)

Date: June 1, 2026	By:	/s/ Christopher D. Maher
Christopher D. Maher
Chief Executive Officer